SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 19, 2008
(Date of earliest event reported January 16, 2008)

EMBRYO DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27028	13-3832099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code	(212) 808-0607

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On January 16, 2008, Rothstein, Kass & Company, P.C. sent a letter to Registrant confirming that the client-auditor relationship between it and Registrant has ceased effectively resigning as of that date..

The report of Rothstein Kass & Company, P.C. on the Registrant’s consolidated financial statements for each of the years ended April 30, 2006 and April 30, 2005 were modified as to uncertainty surrounding the Company’s ability to continue as a going-concern. As these conditions were continuing to be disclosed by the Company in 2007, the Company expected that a similar modification would be required with respect to the Company’s consolidated financial statements as of April 30, 2007. . The nature of the uncertainty is described in Note 1 to those financial statements, the Registrant has no revenues, had cumulative losses of approximately $12,076,000 through April 30, 2006, had a working capital deficit of approximately $1,485,000 at April 30, 2006, and had utilized cash of approximately $133,600 for operating, investing and financing activities for the year ended April 30, 2006 and had over $950,000 of debt, including interest, in default on April 30, 2006, which raises substantial doubt about its ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

In addition, the Company’s April 30, 2007 consolidated financial statements have not been completed due to the lack of cash necessary to pay Rothstein Kass & Company, P.C. to complete the audit

The Company’s Audit Committee of the Board of Directors did not recommend nor approve this action which was taken by Rothstein Kass & Company, P.C.

  During the Registrant’s two most recent fiscal years and for the subsequent interim period, there have been no disagreements with Rothstein, Kass & Company, P.C. on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Rothstein, Kass & Company, P.C. would have caused them to make reference thereto in their reports on the financial statements for such year. The Company is delinquent with respect to certain fees owed to Rothstein Kass & Company, P.C. and such firm has indicated on prior occasions that non-payment of its fees could impair its independence.

During the Registrant’s two most recent fiscal years and for any subsequent interim periods there have been no reportable events under Item 304(a)(1)(v) of Regulation S-K.

During the Registrant’s most recent fiscal year and for any subsequent interim periods, the Registrant has not consulted with Rothstein, Kass & Company, P.C. regarding any matters or reportable events described in Items 304 (a)(2)(i) and (ii) of Regulation S-B.

The Registrant has provided to Rothstein, Kass & Company, P.C. a copy of the disclosures made in this Form 8-K/A and has requested that Rothstein, Kass & Company, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter of Rothstein, Kass & Company dated March 19, 2008 is attached to this report as Exhibit 16.1.

(b) The Company has not engaged accountants to replace Rothstein Kass & Company, P.C.

Item 9.01  Financial Statements and Exhibits

Exhibit 16.1  Letter from Rothstein, Kass & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBRYO DEVELOPMENT CORPORATION

Date: March 19, 2008	By:	/s/ Matthew Harriton
Matthew Harriton Chief Executive Officer